EXHIBIT 10.5

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made and entered into as of May 20, 2014, by and between among, 2399371 Ontario Inc. , an Ontario corporation (the “Lender”), and Event Cardio Group, Inc., a Canadian corporation (the “Company”), 2340960 Ontario Inc., an Ontario Corporation, (“Parent”), Taunton Ravenscroft Inc. (“TR”), Gianfranco Bentivoglio (“JB”) and Nicholas Bozza (“NB”).

RECITALS

Parent owns 100% of the issued and outstanding capital stock of Company.

JB, NB and TR own 37.5%, 37.5% and 25%, respectively, of the outstanding shares of the capital stock of Parent.

Parent intends to acquire 1,41,619 shares of the common stock (the “Acquired Common”) and 10,000,000 shares of the preferred stock (the “Acquired Preferred,” collectively with the Acquired Common, the “Acquired Shares”) of Sunrise Holdings Limited, a Nevada corporation whose common shares are listed on the OTCBB (“Pubco”).

Parent desires to borrow and Lender has agreed to lend to Parent CAD$583,000 (the “Loan”) on the terms set forth herein and Parent has agreed to grant to Lender a security interest in all of its assets and the Acquired Shares to secure its obligations to Lender. Inasmuch as JB, TR and NB will benefit from the making of the Loan, each has agreed to enter into this Agreement and perform the obligations required of him or it set forth below and issue the guarantees provided for herein and to secure such guarantees with a pledge of, in the case of Parent, all of its assets including the shares of Company and the Acquired Shares, and in the case of JB, TR and NB, their shares in Parent, and in all cases, any shares of Pubco they may hereafter acquire.

Parent and Company have embarked on a plan to create a wireless cardiac monitor as more fully described in the Business Plan entitled “Now Cardio” originally dated June 12, 2013, a copy of which has been provided to Lender (the “Business Plan”).

Parent is acquiring control of Pubco with a view towards causing Company and Parent to become subsidiaries of Pubco so Pubco might undertake the Business Plan.

At such times as deemed appropriate by JB and NB, shortly after consummation of the purchase of the Acquired Shares by Company, pursuant to a Share Exchange Agreement between Company and Pubco, Company shall become a subsidiary of Pubco. Subsequent thereto, pursuant to a Share Exchange Agreement, Parent shall become a subsidiary of Pubco. At such time Pubco shall assume all of Parent’s obligations under this Agreement and shall grant Lender a security interest in all of its assets, inclusive of those owned by Parent and Company. As a condition of such share exchanges, the Acquired Shares and such shares as shall be received in consideration for causing Company and Parent to become subsidiaries of Pubco (the “Additional Shares”) shall be distributed to JB, NB and TR, in the following proportions 37.5%, 37.5% and 25%. As a condition to its receipt of the Acquired Preferred, TR shall grant JB and NB a proxy, coupled with an interest, to vote the Preferred Shares held by TR, and shall enter into an agreement whereby TR shall agree to sell or otherwise transfer to the acquirer, such proportion of the Preferred Shares held by it as is equivalent to the proportion of the Preferred Shares sold or otherwise transferred by JB and NB to the acquirer for consideration comparable to that received by JB and NB.

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The Loan is to be for a total of CAD$583,000. Of such amount, CAD$33,000 is to be retained by the Lender and applied to its fees and expenses in connection with this Loan. The balance of the Loan is to be advanced in two tranches. The first tranche, in the amount of CAD$385,000 is to be advanced simultaneously with the execution and delivery hereof. The second tranche, in the amount of CAD$165,000 is to be advanced at such time as the parties shall agree but no later than the later of (i) the date upon which Parent becomes a subsidiary of Pubco and (ii) the date on which JB, NB Parent and the Company have (a) transferred to Pubco all right, title and interest each of them may hold in any intellectual property related to the business described in the Business Plan, including the Agreement between, among others, Parent and CONTEX INTERNATIONAL TECHNOLOGIES (CANADA) INC., a copy of which has been delivered to Lender, (b) in the case of JB and NB, entered into Employment Agreements or Consulting Agreements with Pubco containing non-competes, confidentiality agreements and such other conditions as are reasonably satisfactory to Lender, (c) obtained key man life insurance on the lives of JB and NB for the benefit of Lender in an amount no less than CAD$700,000. The later of such dates being referred to herein as the “Advance Date.”

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Agreement to Lend.

Pursuant to the terms and conditions set forth in this Agreement, Lender agrees to lend CAD$583,000 to Parent. Of such amount CAD$33,000 is to be retained by Lender to pay its expenses incurred in connection with this Loan and such amounts shall bear interest commencing such date as they are applied, CAD$385,000 is to be advanced simultaneously with the execution and delivery hereof and CAD$165,000 is to be advanced within three days of the Advance date.

To evidence the Loan, Parent is executing and delivering to Lender its promissory note (the “Note”) payable to Lender in the original principal amount of CAD$583,000. The Note shall bear interest at the rate of 12% per annum, shall be payable on December 1, 2015, and otherwise shall be subject to the terms and conditions set forth herein.

Parent acknowledges that the Note will provide for an acceleration of the due dat in the event of the occurrence of an event of default, including the failure to timely meet certain agreed upon milestones.

2.  Representations and Warranties of the Company, Parent, TR, JB and NB.

Company, Parent, JB, TR and NB hereby represent and warrant to Lender as follows:

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2.1  Organization, Good Standing and Qualification.

Each of Parent, Company and TR is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the Applicable Laws of its jurisdiction of organization. For purposes of this Agreement, “Applicable Laws” means all present laws, statutes, regulations, treaties, judgments and decrees in relation to an entity, and all requirements, requests, official directives, consents, approvals, authorizations, guidelines, rules, orders and policies of any governmental or regulatory authority applicable to the entity in a jurisdiction in which (i) it is organized or incorporated; (ii) its assets are located; and/or (iii) it conducts business. Each of Parent, Company and TR has the corporate power and authority to own and operate its properties and assets. Each of Parent, Company, TR, JB and NB has the power and authority to execute and deliver, as the case may be, this Agreement, the Note, the Guaranty, the Parent Guaranty, the Parent Pledge, the Shareholder Guaranty and the Shareholder Pledge (each as defined below and such agreements, together with such other and further documents and instruments executed and delivered by Company, Parent, JB or NB in connection herewith, being referred to herein collectively as the “Related Agreements”), each in accordance with its terms, and to carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted. Each of Parent, TR and Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company and its Subsidiaries taken individually and as a whole (a “Material Adverse Effect”).

2.2  Subsidiaries.

Neither Parent nor Company has any subsidiaries except, in the case of Parent, Company. For the purpose of this Agreement, a “Subsidiary” of any person or entity means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time.

2.3  Capitalization; Voting Rights.

(a)  The authorized capital stock of the Company, as of the date hereof, consists of an unlimited number of Class A Common, Class B Common and Class C Common shares , of which 900 shares are issued and outstanding and all of which are owned by Parent. The authorized capital stock of Parent, as of the date hereof, consists of an unlimited number of Common Shares, of which 2,680 common shares are issued and outstanding and held as follows - 1,005 common shares are held by Nicholas D. Bozza, 1,005 common shares are held by Gianfranco Bentivoglio and 670 common shares are held by Taunton Ravenscroft Inc.

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(b)  There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company or Parent of any of its securities.

(c)  All issued and outstanding shares of Company’s Common Stock and of Parent’s Common Stock: (i) have been duly authorized and validly issued and are fully paid and non-assessable and (ii) were issued in compliance with all applicable securities and corporate laws concerning the issuance of securities.

2.4  Authorization; Binding Obligations.

All corporate, partnership or limited liability company, as the case may be, action on the part of Parent, Company, TR, JB and NB necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of Parent, Company, TR, JB and NB hereunder and under the Related Agreements and the authorization, sale, issuance and delivery of the Note and the Related Agreements has been taken. This Agreement and the Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of each of the Parent, Company, TR, JB and NB, enforceable against each such person in accordance with their terms, except:

(a)  as limited by Applicable Laws relating to bankruptcy, insolvency, reorganization or other laws of general application affecting enforcement of creditors’ rights; and

(b)  general principles of equity that restrict the availability of equitable or legal remedies.

2.5  Assets, Liabilities.

Set forth on Schedule 2.5 (Assets) and Schedule 2.5 (Liabilities), respectively, are the principal assets of Parent and Company and all liabilities of Parent and Company, subject, in the case of liabilities to a margin of no more than $10,000. Neither Parent nor Company has any contingent liabilities.

2.6  Agreements; Action.

Set forth on Schedule 2.6 are all agreements to which Parent or Company is party. Except as set forth in Schedule 2.6: there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which Parent or Company is a party or by which it is bound which involves (i) the payment or receipt of more than $2,000 or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of “off the shelf” or other standard products); or (iii) provisions restricting the development, manufacture or distribution of the Company’s products or services; or (iv) indemnification by the Company with respect to infringements of proprietary rights.

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2.7  Obligations to Related Parties.

Except as set forth in Schedule 2.7, there are no obligations of Parent or Company to officers, directors, stockholders or employees of the Company or any of their affiliates.

Except as set forth in Schedule 2.7, none of the officers, directors or members of executive management or stockholders of Parent or Company or any members of their immediate families, are indebted to Parent or Company, or have any direct or indirect ownership interest in any firm or corporation with which Parent or Company is affiliated or with which Parent or Company has a business relationship. Except as set forth on Schedule 2.7, no officer or director or stockholder f Parent or Company or any member of their immediate families, is, directly or indirectly, interested in any material contract with Parent or Company and no agreements, understandings or proposed transactions are contemplated between Parent or Company and any such person. Neither Parent nor Company is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

2.8  Title to Properties and Assets; Liens, Etc.

Except as set forth in Schedule 2.8, each of Parent and Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than:

(a)  those resulting from taxes which have not yet become delinquent; and

(b)  minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of Parent or Company.

Except as set forth in Schedule 2.8, Parent and Company are in compliance with all material terms of each contract, agreement or lease to which it is a party or is otherwise bound.

2.9  Intellectual Property.

(a)  Each of Parent, Company, JB and NB owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and to their knowledge, as presently proposed to be conducted in the Business Plan (the “Intellectual Property”), without any known infringement of the rights of others, including, without limitation, the intellectual property described on Schedule 2.9. Except for rights granted to or otherwise held by NB, which are described on Schedule 2.9, there are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is Parent or Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

(b)  Neither Parent nor Company has received any communications alleging that Parent or Company has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is Parent or Company aware of any basis therefor.

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2.10  Compliance with Other Instruments.

Neither Parent, TR nor Company is in violation or default of (x) any term of its Articles or Bylaws, or (y) of any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which Parent, Company, TR, JB or NB is a party, and the issuance and sale of the Note, each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Parent, Company, JB or NB or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to Parent or Company, its business or operations or any of its assets or properties.

2.11  Litigation.

There is no action, suit, proceeding or investigation pending or currently threatened against Parent or Company or that prevents Parent, Company, Tr, JB or NB from entering into this Agreement or the Related Agreements, or from consummating the transactions contemplated hereby or thereby. Neither Parent, TR nor Company is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

2.12  Tax Returns and Payments.

Each of Parent, TR and Company has timely filed all tax returns (in accordance with all Applicable Laws) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by Parent or Company as of the date hereof have been paid. Except as set forth in Schedule 2.12, neither Parent nor Company has been advised:

(a)  that any of its returns, under any Applicable Law, have been or are being audited as of the date hereof; or

(b)  of any deficiency in assessment or proposed judgment to its taxes under any Applicable Law.

2.13  Employees.

Neither Parent nor the Company has or ever had any employees.

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2.14  Compliance with Laws; Permits.

Neither Parent nor Company is in violation of any Applicable Law in respect of the conduct of its business or the ownership of its properties. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or the Related Agreement and the issuance of the Note, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the date hereof, as will be filed in a timely manner.

2.15  Environmental and Safety Laws.

Neither Parent nor Company is in violation of any Applicable Law relating to the environment or occupational health and safety and, to its knowledge, no material expenditures are or will be required in order to comply with any such existing Applicable Law. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by Parent or Company or, to Company’s knowledge, by any other person or entity on any property owned, leased or used by Parent or Company. For the purposes of the preceding sentence, “Hazardous Materials” shall mean:

(a)  materials which are listed or otherwise defined as “hazardous” or “toxic” under any Applicable Law that governs the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; or

(b)  any petroleum products or nuclear materials.

2.16  Business Plan.

JB and NB have previously delivered to Lender a business plan with respect to the proposed development of a cardiac monitor (the “Business Plan”). Except for the rights to develop and distribute in Canada the products contemplated by such Plan, which are to be retained by or granted to JB and NB, such rights as may be held by JB, NB, the Company and Parent necessary or useful to the development of the product referenced in the Plan will be assigned to ECGI or Parent and thereafter acquired by Pubco as provided for above.

3.  Representations and Warranties of Lender.

The Lender hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of Parent, Company, JB, Tr or NB set forth in this Agreement):

3.1  Requisite Power and Authority.

Lender has all necessary power and authority under all provisions of Applicable Law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All corporate or other action on Lender’s part required for the lawful execution and delivery of this Agreement and the Related Agreements have been taken. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Lender, enforceable in accordance with their terms, except:

(a)  as limited by Applicable Laws related to bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

(b)  as limited by general principles of equity that restrict the availability of equitable and legal remedies.

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3.2  Legends.

(a)  The Note shall bear substantially the following legends:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO Event Cardio Group THAT SUCH REGISTRATION IS NOT REQUIRED.”; and

“UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS NOTE SHALL NOT TRADE THE NOTE BEFORE 4 MONTHS PLUS ONE DAY FOLLOWING THE DATE HEREOF.”

3.3  Patriot Act

Lender certifies that Lender has not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224. Lender acknowledges that Parent and Company seek to comply with all Applicable Laws concerning money laundering and related activities. In furtherance of those efforts, Lender hereby represents, warrants and agrees that: (i) none of the cash or property that Lender will pay or will contribute to Company has been or shall be derived from, or related to, any activity that is deemed criminal under United States or Canadian law; and (ii) no contribution or payment by Lender to the Company, to the extent that they are within Lender’s control shall cause the Company to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, or the Canadian Proceeds of Crime (Money Laundering) and Terrorist Financing Act. Lender shall promptly notify Company if any of these representations ceases to be true and accurate. Lender agrees to provide Company any additional information regarding Lender that Company deems necessary or convenient to ensure compliance with all Applicable Laws concerning money laundering and similar activities. Lender understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by Applicable Law related to money laundering or similar activities, Company may undertake appropriate actions to ensure compliance with Applicable Law. Lender further understands that Company may release confidential information about Lender and, if applicable, any underlying beneficial owners, to proper authorities if the Company, in its sole discretion, determines that it is in the best interests of the Company in light of any Applicable Law including the relevant rules and regulations under the laws set forth in subsection (ii) above.

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4.  Covenants of the Parent; TR, JB and NB.

Parent covenants and agrees with the Lender as follows:

4.1  Use of Funds.

Parent agrees that it will use a portion of the proceeds of the sale of the Note to purchase the Acquired Shares and, subsequent to the acquisition of Parent by Pubco, any remaining proceeds will be used for the purposes set forth in the Business Plan.

4.2  Taxes.

Each Parent and Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of Parent or Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if Parent or Company shall have set aside on its books adequate reserves with respect thereto.

4.3  Insurance.

Each of Parent and Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as the Company; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which the Company reasonably believes is customary for companies in similar business similarly situated as the Company and to the extent available on commercially reasonable terms. Parent and Company shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to the Company’s; (ii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iii) maintain all such worker’s compensation or similar insurance as may be required under any Applicable Law in which the Company is engaged in business; and (iv) furnish Lender, upon request, with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date.

4.4  Intellectual Property.

Parent and Company shall maintain in full force and effect its existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

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4.5  Properties.

Parent and Company will keep its respective properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and each of Parent and Company will at all times comply with each provision of all leases to which it is a In the case of Parent- a Guarantee of all obligations of Company to Lender, together with a Pledge of all of its shares in Company party or under which it occupies property.

4.6  Employment Agreement.

Each of JB and NB agrees that he shall enter into an Employment Agrement with Pubco on terms and conditions reasonably satisfactory to Lender.

4.7  Acquisition of the Company and Parent by Pubco.

The Company, TR, JB and NB shall take such reasonable steps as are available to them to cause the Company to become a wholly-owned subsidiary of Pubco within 45 days of the date hereof. Further, in connection with such transaction, they shall cause Pubco to grant to the Lender a security interest in the assets acquired as part of such transaction to secure the obligations to Lender under the Note and to be bound by the covenants contained herein.

The Company, JB and NB shall take such reasonable steps as are available to them to cause Parent to become a wholly-owned subsidiary of Pubco (or the Company) no later than October 1, 2014. Further, in connection with such transaction, they shall cause Pubco to assume the obligations of Parent under the Note and to grant to the Lender a security interest in all of its assets acquired as part of such transaction to secure its obligations under the Note.

4.8  Issuance of Additional Shares.

So long as any portion of the Note remains outstanding neither the Company, Parent, nor Pubco shall issue any shares of capital stock or borrow any monies unless one-half of the net proceeds of such issuance or borrowing, up to the amount of the outstanding principal and accrued interest on the Note, are used to satisfy amounts due under the Note.

4.9  Contribution of Intellectual Property.

As soon as reasonably practical after the date hereof, each of JB and NB will assign to Parent all intellectual property and other rights he may hold with respect to the Business Plan and the development of the products described therein. Parent acknowledges that at such time as it becomes a subsidiary of Pubco, Pubco will be entitled to the benefits of the Agreement between Parent and CONTEX INTERNATIONAL TECHNOLOGIES (CANADA) INC.

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5.  Closing Deliveries.

Simultaneously with the execution and delivery hereof and as a condition to the Loan, Parent, Company, JB and NB, as the case may be shall execute and deliver to Lender:

(a)  In the case of Parent- the Note, together with a Security Interest in all of its assets, including its shares in Company and Puubco;

(b)  In the case of Company- a Guarantee of the obligations of Parent, together with a Security Agreement to secure the repayment of all of its obligations to Lender;

(c)  In the case of JB- (i) a Non Recourse Guarantee of all obligations of Parent to Lender, (ii) a Pledge of all of his shares in Parent and any shares he may acquire in Pubco, (iii) an assignment of all right, title and interest he may hold in intellectual property and other assets directly or indirectly related to the Business Plan and the products described therein and (iv) a non-compete agreement as described in Section 4.6 above;

(d)  In the case of NB- (i) a Non Recourse Guarantee of all obligations of Parent to Lender, (ii) a Pledge of all of his shares in Parent and any shares he may acquire in Pubco, (iii) an assignment of all right, title and interest he may hold in intellectual property and other assets directly or indirectly related to the Business Plan and the products described therein and (iv) a non-compete agreement as described in Section 4.6 above; and

(e)  In the case of TR- (i) a Non Recourse Guarantee of all obligations of Parent to Lender, (ii) a Pledge of all of its shares in Parent and any shares it may acquire in Pubco, (iii) an assignment of all right, title and interest it may hold in intellectual property and other assets directly or indirectly related to the Business Plan and the products described therein and (iv) a non-compete agreement as described in Section 4.6 above.

6.  Miscellaneous.

6.1  Limited Recourse.

Notwithstanding that JB and NB are parties hereto, they shall not have any personal liability for any misrepresentations or warranties contained herein or for the obligations of Parent or Company. In all cases other than a claim of fraud, the sole resourse of Lender against JB and NB shall, in each case, be limited to such interests they may have in Parent, Company or Pubco.

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6.2  Governing Law.

THIS AGREEMENT AND EACH RELATED AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION BROUGHT BY EITHER PARTY AGAINST THE OTHER CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND EACH RELATED AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK. BOTH PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND THE RELATED AGREEMENTS ON BEHALF OF THE COMPANY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. IN THE EVENT THAT ANY PROVISION OF THIS AGREEMENT OR ANY RELATED AGREEMENT DELIVERED IN CONNECTION HEREWITH IS INVALID OR UNENFORCEABLE UNDER ANY APPLICABLE STATUTE OR RULE OF LAW, THEN SUCH PROVISION SHALL BE DEEMED INOPERATIVE TO THE EXTENT THAT IT MAY CONFLICT THEREWITH AND SHALL BE DEEMED MODIFIED TO CONFORM WITH SUCH STATUTE OR RULE OF LAW. ANY SUCH PROVISION WHICH MAY PROVE INVALID OR UNENFORCEABLE UNDER ANY LAW SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF THIS AGREEMENT OR ANY RELATED AGREEMENT. NOTHING CONTAINED HEREIN SHALL BE DEEMED OR OPERATE TO PRECLUDE THE PURCHASER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION AGAINST THE COMPANY IN ANY OTHER JURISDICTION TO COLLECT ON THE COMPANY’S OBLIGATIONS TO THE PURCHASER, OR TO ENFORCE A JUDGMENT OR OTHER COURT RULING IN FAVOUR OF THE PURCHASER.

6.3  Judgment Currency.

(a)  If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this paragraph referred to as the “Judgment Currency”) an amount due in US dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the business day immediately preceding:

(i)

the date of actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii)

the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this paragraph being hereinafter referred to as the “Judgment Conversion Date”).

(b)  If in the case of any proceeding in the court of any jurisdiction referred to above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c)  Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

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6.4  Survival.

The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

6.5  Successors.

Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Note from time to time. Lender may not assign its rights hereunder to a competitor of the Company.

6.6  Entire Agreement.

This Agreement, the Related Agreements, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

6.7  Severability.

In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.8  Amendment and Waiver.

(a)  This Agreement may be amended or modified only upon the written consent of Lender and the other party to be charged with such amendment or modification.

(b)  The obligations of Parent, Company, JB and NB and the rights of Lender under this Agreement may be waived only with the written consent of Lender.

(c)  The obligations of Lender and the rights of Parent, Company, JB or NB under this Agreement may be waived only with the written consent of the party to be bound by such waiver.

6.9  Delays or Omissions.

It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

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6.10  Notices.

All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

(a)  upon personal delivery to the party to be notified;

(b)  when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; or

(c)  one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

If to the Parent, Company, JB or NB to:

36 Ormond Street South, Suite C

Thorold, Ontario

Canada L2V 1Y4

Attn: Nick Bozza

with a copy to:

Eaton & Van Winkle LLP

3 Park Avenue

New York, New York 10016

Attn: Vincent J. McGill

If to Lender, to:

2399371 Ontario Inc.

c/o CAPO SGRO LLP

Barristers & Solicitors

7050 Weston Road, Ste 400

Woodbridge, Ontario L4L 8G7

or at such other address as the Company or the Purchaser may designate by written notice to the other parties hereto given in accordance herewith.

6.11  Legal Fees.

In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of lawyers and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

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6.12  Facsimile Signatures; Counterparts.

This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

6.13  Broker’s Fees.

Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section being untrue.

6.14  Construction.

Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favour any party against the other.

6.15.  No Liability.

  In no event will Lender have any liability to Parent, Company, JB, NB or TR, for any act or failure to act on the part of Lender arising out of or related to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the date set forth above.

399371 Ontario Inc.		2340960 Ontario Inc.

By:	/s/ Frank Sgro	By:	/s/ Gianfranco Bentivoglio

Event Cardio Group, Inc.		Taunton Ravenscroft Inc.

By:	/s/ Nicholas Bozza	By:	/s/ Frank Sgro

/s/ Nicholas Bozza		/s/ Gianfranco Bentivoglio
Nicholas Bozza		Gianfranco Bentivoglio

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EXHIBIT A

FORM OF NOTE

A-1

EXHIBIT B

B-1

EXHIBIT C

C-1